                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



Board of Directors
Microware Systems Corporation:

We consent to the incorporation by reference in the Registration Statement of Microware Systems Corporation on Form S-3 pertaining to a Securities Purchase Agreement and Registration Rights Agreement dated April 19, 2000 of our report dated April 23, 1999, with respect to the consolidated financial statements of Microware Systems Corporation and subsidiaries included in its Annual Report on Form 10-K for the year ended March 31, 1999, filed with the Securities and Exchange Commission and to the reference to our firm under the heading "Experts" in the prospectus.

                                                 /s/ KPMG LLP


Des Moines, Iowa
May 31, 2000